Exhibit 24.1


                                POWER OF ATTORNEY


      Know all by these presents, that the Undersigned hereby constitutes and appoints Jim Plumb and Electronic Publishing Services located in Hopkinton, MA, with respect to the shares relating to the Company defined below (the "Shares") and held in the name of Sandra MacDonald (the "Undersigned). Jim Plumb and Electronic Publishing Services may act as the Undersigned's true and lawful attorney-in-fact to:

      (1) File and execute for and on behalf of the Undersigned jointly with his spouse who is a joint beneficial owner of the Shares, in the Undersigned's capacity as an officer, director or 10% share holder of Mac Gray Corp. (the "Company"), Form 4, and any amendments thereto as promulgated under Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules thereunder, in connection with the administration of the Undersigned's Selling Plan under Rule 10b5-1 of the Act (the "Selling Plan");

      (2) Make such filings: (i) by the second business day following the date on which the reportable transaction occurred; (ii) file such form electronically, (iii) by attaching this Power of Attorney to such report in accordance with the applicable rules under the Act; and
            (iii) on a joint basis, on behalf of the Undersigned and his spouse (whose authorization to make these filings is indicated by her acknowledgment and confirmation of all of the powers and authorizations granted to Jim Plumb and Electronic Publishing Services under this Power of Attorney).

      (3) The Undersigned hereby grants to Jim Plumb and Electronic Publishing Services full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Undersigned, are not assuming, nor is Jim Plumb and Electronic Publishing Services assuming, any of the Undersigned's responsibilities to comply with
            Section 16 of the Securities Exchange Act of 1934.

      (4) This Power of Attorney shall remain in full force and effect until the Undersigned is no longer required to file Form 4 with respect to the Undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Undersigned in a signed writing delivered to the foregoing attorneys-in-fact; provided that Jim Plumb and Electronic Publishing Services shall be entitled to rely on client's determination that client is no longer required to file Form 4.


      IN WITNESS WHEREOF, the Undersigned has caused this Power of Attorney to be executed as of this 22nd day of December 2005.

Signature:           /s/ Sandra MacDonald
                     ---------------------
Print Name:          Sandra E. MacDonald


Spouse's Signature:  /s/ Richard MacDonald
                     ---------------------
Print Name:          Richard MacDonald